EXHIBIT 3

                             AMENDMENT NUMBER TWO TO
                            ASSET PURCHASE AGREEMENT

         This AMENDMENT NUMBER TWO TO ASSET PURCHASE AGREEMENT (the "AMENDMENT") is entered into as of December 31, 1998 by and among Encore Computer Corporation, a Delaware corporation, Encore Computer International, Inc., a Delaware corporation, Encore Computer U.S., Inc., a Delaware corporation, Gould Electronics, Inc., an Ohio corporation and Encore Real Time Computing, Inc., a Delaware corporation (formerly Encore Acquisition Corp.)

                                  INTRODUCTION

         The parties hereto entered into that certain Asset Purchase Agreement dated as of June 1, 1998, with respect to the purchase of certain assets and the assumption of certain liabilities of Encore Computer Corporation and its affiliates, and entered into that certain Amendment Number One to Asset Purchase Agreement dated as of October 27, 1998, with respect thereto (as so amended, the "AGREEMENT"). The parties hereto desire to amend the Agreement as hereinafter provided to reflect, among other things, the acquisition by the Buyer of the shares of certain European subsidiaries of the Company rather than certain assets and certain liabilities of such subsidiaries as contemplated by the Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

         2. ADDITIONAL DEFINITIONS. The following terms are hereby defined, for purposes of the Agreement and this Amendment, as follows:

            "ENCORE BELGIUM" shall mean Encore Real Time Computing Belgium S.A., formerly known as Encore Computer S.A., a corporation organized under the laws of Belgium.

            "ENCORE CANADA" shall mean Encore Computer Limited, a corporation organized under the laws of Canada.

            "ENCORE FRANCE" shall mean Encore Real Time Computing S.A., formerly known as Encore Informatique, S.A., a corporation organized under the laws of France.

            "ENCORE GERMANY" shall mean Encore Real Time Computing GmbH, formerly known as Encore Computer GmbH, a corporation organized under the laws of Germany.

            "ENCORE ITALY" shall mean Encore Computer Sp.A, a corporation organized under the laws of Italy.


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            "ENCORE SPAIN" shall mean Encore Real Time Computing Espana S.A., formerly known as Encore Computer Espana, a corporation organized under the laws of Spain.

            "ENCORE U.K." shall mean Encore Real Time Computing Limited, formerly known as Encore Computer (U.K.) Limited, a corporation organized under the laws of the United Kingdom.

         3. MODIFICATION REGARDING PURCHASED ASSETS. The first 134 words of
Section 1.1 of the Agreement (commencing with "Except as otherwise . . ." and concluding with ". . . and the Asset Subsidiaries") are hereby amended to read in full as follows:

                           Except as otherwise provided below and subject to the
                  terms and conditions of this Agreement, the Company and the Direct Subsidiaries, acting directly and through those direct and indirect subsidiaries of the Company listed on SCHEDULE 1.1(A) (the "ASSET SUBSIDIARIES," with the Asset Subsidiaries, the Company and the Direct Subsidiaries being referred to herein collectively as the "SELLER") shall sell, convey, transfer, assign and deliver to the Buyer at the Closing (as hereinafter defined), but effective as of the Effective Date (as hereinafter defined), free and clear of all liens, security interests, mortgages, encumbrances and restrictions, except for the Permitted Liens (as hereinafter defined), all of their respective assets and properties of every kind, nature and description (all of such assets of the Company, the Direct Subsidiaries and the Asset Subsidiaries being referred to herein collectively as the "PURCHASED ASSETS"), including without limitation the following assets of the Company, the Direct Subsidiaries and the Asset Subsidiaries (as hereinafter defined):

         4. MODIFICATION OF SCHEDULE. Schedule 1.1(a) to the Agreement is hereby amended to refer to Encore Canada only, and to no other entity.

         5. MODIFICATION REGARDING STOCK SUBSIDIARIES. Section 1.1(k) of the Agreement is hereby amended to read in full as follows:

                           (k) All right, title and interest in, to or under any
                  capital stock or other equity interest in or any receivable, note or other amount owed by Encore France (together with Encore Belgium, Encore Germany, Encore Italy, Encore Spain and Encore U.K., collectively, the "STOCK SUBSIDIARIES" and, together with the Asset Subsidiaries, the "SUBSIDIARIES").

         6. DELETION OF SCHEDULE. The Agreement is hereby amended by the deletion from the Agreement of Schedule 1.1(k) in its entirety.

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         7. MODIFICATIONS REGARDING EXCLUDED ASSETS. Section 1.2 of the
Agreement is hereby amended to read in full as follows:

                           SECTION 1.2 EXCLUDED ASSETS. Notwithstanding the
                  foregoing, the Company and the Asset Subsidiaries shall not transfer to the Buyer, and the Purchased Assets shall not include: (i) the minute books of the Company, the Direct Subsidiaries and the Asset Subsidiaries; (ii) the rights under this Agreement of the Company, the Direct Subsidiaries or the Asset Subsidiaries; (iii) any right, title or interest in or to any capital stock or other equity interest in, or any asset of, any of the direct or indirect subsidiaries of the Company listed on SCHEDULE 1.2(A) or Lauderdale Computers, a corporation organized under the laws of Sweden (collectively, the "EXCLUDED SUBSIDIARIES"); or (iv) any of the assets listed on SCHEDULE 1.2(B) (the assets described in clauses (i) through (iv) being, collectively, the "EXCLUDED ASSETS").

         8. MODIFICATIONS REGARDING ASSET SUBSIDIARIES. The Agreement is hereby amended by: (a) inserting the words "the Direct Subsidiaries and" immediately before the words "the Asset Subsidiaries" in the second sentence of Section 1.3;
(b) replacing the word "Asset" with the words "each Direct Subsidiary and each Asset" each time the word "Asset" appears in (i) the first sentence of Section 2.2, (ii) the second sentence of Section 2.2, and (iii) the fourth sentence of
Section 2.2 (two times); (c) inserting the words "or any Direct Subsidiary" immediately before the words "or any Asset Subsidiary" in the third sentence of
Section 2.2; (d) replacing the words "Company or any Asset Subsidiary" with the word "Seller" each time the words "Company or any Asset Subsidiary" appear in
Section 1.4(b) (two times) and Sections 1.4(b)(i), 1.4(b)(ii), 1.4(b)(iii) and 1.4(b)(xiv); and (e) replacing the words "Asset Subsidiaries" each time they appear in Sections 2.7(a), 2.7(b), and 2.7(d) with the words "each other Seller;" and (f) replacing the words "Asset Subsidiary" in Section 4.11(a) with the word "Seller."

         9. ADDITIONAL EXCLUDED LIABILITIES. In addition to the liabilities constituting the Excluded Liabilities pursuant to Section 1.4 of the Agreement, those liabilities of the Subsidiaries listed on Schedule I to this Amendment shall also constitute Excluded Liabilities (the liabilities listed on Schedule I together with the liabilities described in Section 1.4 of the Agreement being, collectively, the "EXCLUDED LIABILITIES" for purposes of the Agreement and this Amendment).

         10. MODIFICATION OF EXCLUDED LIABILITIES. Section 1.4(b)(v) is hereby amended to read in full as follows: "(v) which is a note or inter-company payable of the Company or any subsidiary, division or other business segment of the Company to Gould;".

         11. ADJUSTMENT TO ALLOCATION. The total amount of the Purchase Price and the Assumed Liabilities shall be allocated among the Purchased Assets and the noncompetition covenant of the

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Seller in Section 4.9 of the Agreement as set forth on a schedule to be determined in accordance with the Reconciliation Agreement, which supersedes and replaces in full Schedule 1.5 to the Agreement.

         12. MODIFICATIONS TO REPRESENTATIONS. The Agreement is hereby amended by: (a) replacing the word "Subsidiaries" with the words "Direct Subsidiaries" in the first sentence of Section 2.1; (b) replacing the word "Subsidiary" with the words "Direct Subsidiary and each Asset Subsidiary" in the second sentence of Section 2.1; (c) replacing the words "Stock Subsidiary" with the words "Direct Subsidiary and each Asset Subsidiary" in the fourth sentence of Section 2.1; and (d) replacing the words "state and local" with the words "state, local and foreign" in the definition of Environmental Laws in Section 2.22. In addition: (x) each representation and warranty set forth in Section 2.7 (except
Section 2.7(c) and Section 2.7(e)), in Sections 2.8 through 2.24 and in Section
2.27 shall be deemed to have been made by the Seller as though each reference to the Seller is also a reference to each of the Subsidiaries and each reference to assets of the Seller is also a reference to the assets of each of the Subsidiaries; (y) each covenant of the Seller to be performed prior to the Closing shall be deemed to be covenants to be performed by each of the Subsidiaries prior to the Closing, to the extent applicable; and (z) the indemnification provisions of Article VI of the Agreement shall also apply to the representations, warranties and covenants deemed made pursuant to this sentence.

         13. ADDITIONAL REPRESENTATIONS AND WARRANTIES. The Agreement is hereby amended by adding new Sections 2.28 and 2.29 to follow immediately after Section
2.27 and to read in full as follows:

                  SECTION 2.28 ORGANIZATION, AUTHORITY AND CAPITALIZATION OF STOCK SUBSIDIARIES. Each Stock Subsidiary is a company duly organized and validly existing under the laws of the jurisdiction indicated below the name of such Subsidiary on SECTION 2.28 OF THE DISCLOSURE SCHEDULE, with all requisite corporate power and authority to own its assets and properties and to carry on the business in which it is engaged. True and complete copies of the charter, the bylaws and the corporate records of each Stock Subsidiary, as amended to the Closing Date, have been furnished or made available to the Buyer prior to the Closing Date. None of the Stock Subsidiaries has breached any of the terms of its respective corporate charter or bylaws. The authorized capital of each Stock Subsidiary consists of the shares indicated below the name of such Subsidiary on SECTION 2.28 OF THE DISCLOSURE SCHEDULE. Upon the Closing, no Stock Subsidiary shall have any shares issued or outstanding other than shares owned beneficially and of record by the Buyer or by Encore France (the "Shares") except the directors' qualifying shares indicated below the name of such Subsidiary on
         SECTION 2.28 OF THE DISCLOSURE SCHEDULE. All of the issued and outstanding shares of each Stock Subsidiary are validly issued, fully paid and non-assessable. Immediately prior to the Closing, the Seller (with respect to Encore France) or Encore France (with respect to Encore Belgium, Encore Germany, Encore Italy, Encore Spain and Encore U.K.) is the owner of all of the Shares of such respective Stock Subsidiaries, free and clear of all pledges, liens, charges, security interests or encumbrances of any kind ("Liens"), and there are no restrictions on or with respect to the transferability of such

                                       -4-


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         Shares to the Buyer or to Encore France, as the case may be. There are no authorized or outstanding subscriptions, options, warrants, contracts, commitments, convertible securities or other agreements or arrangements of any character or nature whatsoever under which either the Seller or any Stock Subsidiary is or may become obligated to issue, assign or transfer any shares of capital of such Subsidiary. Upon the Closing, provided that the Purchase Price has been paid in the manner required by this Agreement, the Buyer will, directly or indirectly through Encore France, be the lawful owner of, and have good and marketable title to, all of the then issued and outstanding shares of the capital of each Stock Subsidiary, except for directors' qualifying shares, free and clear of all Liens. The bylaws of each Stock Subsidiary are complete and correct and the minute books of each Stock Subsidiary are complete and accurately reflect actions taken prior to the Closing by its board of directors and shareholders. No Stock Subsidiary has any obligation to pay any dividends (whether in cash, shares or in any other manner) or any obligation to make any other distributions in respect of any shares now or in the future. No Stock Subsidiary has any subsidiary or any direct equity interest in any person, except that Encore France owns all of the outstanding shares (except directors' qualifying shares) of each of the other Stock Subsidiaries and no Stock Subsidiary has agreed to acquire any such interest or to become a member of any joint venture or partnership.

                  SECTION 2.29 ASSETS AND LIABILITIES OF THE SUBSIDIARIES. All intercompany receivables, notes and other amounts owed to any Seller by any Subsidiary of the Company, and all intercompany receivables, notes and other amounts owed to any Subsidiary of the Company by any Seller, as of the Closing are set forth on the Intercompany Account Schedule (as defined in Section 5.1(i)).

         14. ADDITION OF SCHEDULE 2.28. The Agreement is amended by adding a new
SECTION 2.28 OF THE DISCLOSURE SCHEDULE, to read in full as set forth on
Schedule II to this Amendment.

         15. CONTINUING EMPLOYEES. Section 4.6 of the Agreement is hereby amended by adding a new sentence to the end of Section 4.6, to read in full as follows: The Continuing Employees shall be those employees listed on Schedule
4.2 as employees of the Buyer, except for the employees listed on Schedule III to this Amendment.

         16. CONTRIBUTION OF STOCK SUBSIDIARIES AND EXTINGUISHMENT OF INTERCOMPANY ACCOUNTS. The Agreement is hereby amended by adding a new Section
4.13 to follow immediately after Section 4.12 and to read in full as follows:

                           SECTION 4.13. REORGANIZATION. Prior to the Closing,
                  Seller shall assign, transfer and convey all of the outstanding capital stock (except for directors' qualifying shares outstanding as of the Effective Date) and other equity interests in, and any receivable, note or other amount owed to the Seller by, each of Encore Italy, Encore U.K., Encore

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                  Germany, Encore Belgium and Encore Spain to Encore France as
                  of the Effective Date, on terms consistent with the provisions of this Agreement. Each of the statements made in Section 2.2 shall be true and correct with respect to Encore International and each such assignment, transfer and conveyance and each agreement or other document providing for or evidencing such assignment, transfer or conveyance as of the date thereof, and such statements, in such respects, shall constitute representations and warranties pursuant to Article II for purposes of the Closing. The Company shall take, or cause to be taken, such actions as shall be necessary to ensure that, upon the Closing, no Subsidiary is owed any intercompany receivable or other amount by the Company, the Direct Subsidiaries or any other Subsidiary, and no Subsidiary owes any note or intercompany payable to the Company, the Direct Subsidiaries or any other Subsidiary, except as set forth on the Intercompany Account Schedule (as defined in Section 5.1(i) below).

         17. REVISION OF SUBSIDIARY ACQUISITIONS. Section 5.1(h) of the Agreement is hereby amended to read in full as follows:

                           (h) SUBSIDIARY ACQUISITIONS. Each of Encore Italy,
                  Encore U.K., Encore Germany, Encore Belgium and Encore Spain shall have entered into purchase agreements with Encore International, as seller, and Encore France, as buyer, pursuant to which, prior to the transfer of the outstanding capital stock of Encore France pursuant to the following sentence of this Section 5.1(h) and in accordance with Section 4.14, Encore International shall have transferred, or caused to be transferred, to Encore France all of the outstanding capital stock of Encore Italy, Encore U.K., Encore Germany, Encore Belgium and Encore Spain, respectively, with the same effect as though each such Subsidiary had been a Stock Subsidiary pursuant to this Agreement as of the date hereof, and all intercompany obligations owed by any Subsidiary to any other Subsidiary, any Direct Subsidiary or the Company shall have been satisfied and discharged in full, for no consideration from the Buyer in addition to that set forth in
                  Section 1.3 above, each such agreement or transaction to be on terms consistent with the provisions of this Agreement and acceptable to the Buyer. Encore France shall have entered into a purchase agreement with Encore International, as seller, and the Buyer, as buyer, pursuant to which, on the Closing Date, Encore International transfers, or causes to be transferred, to the Buyer all of the outstanding capital stock of Encore France as of the Effective Date, with the same effect as though such Subsidiary had been a Stock Subsidiary pursuant to

                                       -6-


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                  this Agreement as of the date hereof, for no consideration in addition to that set forth in Section 1.3 above, such agreement to be on terms consistent with the provisions of this Agreement and acceptable to the Buyer.

         18. INTERCOMPANY ACCOUNT SCHEDULE. The Intercompany Account Schedule is attached hereto as Schedule IV.

         19. INDEMNIFICATION OF SUBSIDIARIES. Section 6.2 of the Agreement is hereby amended (i) by replacing the word "Buyer" with the words "Buyer and Stock Subsidiaries" in the heading to Section 6.2 and (ii) by replacing the words "Buyer and hold it" with the words "Buyer and each Stock Subsidiary and hold each of them" in the first sentence of Section 6.2.

         20. TRANSITION TEAM ASSETS. Those assets of the Seller that would have constituted Purchased Assets pursuant to the Agreement but that remained with the Seller pursuant to Section 2.7(c) of the Disclosure Schedule for use by certain employees of the Company in connection with the transition of the Company after the Effective Date shall be Purchased Assets, and shall be transferred and conveyed to the Seller pursuant to the terms of the Agreement, promptly upon completion of such transition of the Company.

         21. ADDITIONAL CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. The Agreement is hereby amended by adding new clause (k) to follow immediately after
Section 5.1(j) and to read in full as follows:

                  (k) SUBSIDIARY DOCUMENTS. The Buyer shall have received, with respect to Encore France, and Encore France shall have received, with respect to each of the remaining Stock Subsidiaries, a stock certificate or certificates representing all of the Shares of such Subsidiary, if any, together with a duly executed assignment thereof to the Buyer or Encore France, as appropriate, the corporate seal, if any, corporate records and stock transfer records of such Subsidiary, and the resignations, effective as of the Closing, of each of the directors and officers of such Subsidiary other than those designated by the Buyer prior to the Closing.

         22. MODIFICATION TO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Section
6.1 of the Agreement is hereby amended by replacing clause (a) thereof with the following clause: "(a) the representations and warranties set forth in Section 2.7(d) and (e) (title), Section 2.22 (environmental) and Section 2.28 (subsidiaries) shall be unlimited as to duration."

         23. RESOLUTION OF PAYMENTS. The payment of the expenses of the Business and of other obligations and amounts payable or receivable with respect to the Business or the transactions contemplated by this Agreement, as set forth in that certain Reconciliation Agreement dated

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December 31, 1998 (the "Reconciliation") among the parties hereto, shall be resolved in accordance with the terms of the Reconciliation.

         24. TAX BENEFIT. The Company shall pay to the Buyer fifty percent (50%) of the amount of any Tax benefit (including any interest thereon or change in withholding in respect thereof) realized by the Company or any affiliate of the Company as a result of or arising from the reorganization of the European Subsidiaries and the settlement of intercompany accounts receivable or payable (on the basis set forth in Section 2.29 of the Agreement) as contemplated by
Section 4.13 of the Agreement. The Company shall make such payment to the Buyer in accordance with the terms of the Reconciliation.

         25. INDEMNITY. The Seller and the Buyer acknowledge that, as a result of the modifications to the Agreement effected by this Amendment, certain liabilities and assets may arise and/or be transferred to the Buyer that would not have arisen or been transferred to the Buyer if the parties had not entered into this Amendment. Accordingly, in addition to the provisions of Article VI, the Company, the Direct Subsidiaries and Gould jointly and severally agree to indemnify the Buyer and each Stock Subsidiary and hold each of them harmless against and in respect of Losses which arise or result from: (a) any liability, whether known or unknown, contingent or otherwise, of any Subsidiary if such liability would not have constituted an Assumed Liability pursuant to the Agreement if the Agreement were not amended hereby (including without limitation any leases that are not Assumed Liabilities but that are not transferred by the respective Subsidiary to, and assumed by, the Company or a Direct Subsidiary prior to the Closing); (b) any Tax, including any withholding obligation in respect of any Tax, imposed or arising as a result of or in connection with (i) the assignment, transfer and conveyance of the capital stock of the Stock Subsidiaries, (ii) the satisfaction and discharge of intercompany obligations, or (iii) the assignment, transfer or delegation of Excluded Assets or Excluded Liabilities by the Stock Subsidiaries to the Company or the Direct Subsidiaries; and (c) any liability or obligation imposed upon the Buyer or any Stock Subsidiary pursuant to or as a result of any term or provision of the assignment, transfer and conveyance of the capital stock of the Stock Subsidiaries or any agreement or other document providing for or evidencing such assignment, transfer and conveyance, except to the extent that such liability or obligation is imposed on the Buyer or such Subsidiary, as the case may be, pursuant to the Agreement as amended hereby. Any and all assets that would have constituted Excluded Assets pursuant to the terms of the Agreement but which are transferred to Buyer (whether directly, or indirectly by means of the transfer of the Stock Subsidiaries) as a result of this Amendment shall be transferred back to the Seller promptly after notice from the Seller to the Buyer identifying such asset.

         26. TERMINATION DATE. The date set forth in clause (ii) of Section 7.1(f) of the Agreement is hereby modified to December 31, 1998.

         27. AGREEMENT GOVERNS. Notwithstanding any conflicting, contrary, different or additional term or provision of the assignment, transfer and conveyance of the capital stock of any Subsidiary or any agreement or other document providing for or evidencing any such assignment, transfer and conveyance, and notwithstanding that such assignment, transfer, conveyance, agreement or other

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document may occur or be executed subsequent to the Agreement or this Amendment, the terms and provisions of the Agreement, as amended by this Amendment, and the Reconciliation shall exclusively govern and control the transactions contemplated by the Agreement and this Amendment unless further amended pursuant to a document executed by each of the parties hereto and expressly providing for the amendment of the Agreement.

         28. FULL FORCE AND EFFECT. Except as provided in this Amendment, all of the terms and provisions of the Agreement shall remain unmodified and in full force and effect and are hereby ratified and confirmed.

         29. GOVERNING LAW. The internal laws of the State of Delaware shall govern and be used to construe this Amendment without giving regard to principles of conflict of laws thereof.

         30. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

                                       ENCORE REAL TIME COMPUTING, INC.

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                       ENCORE COMPUTER CORPORATION

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                       ENCORE COMPUTER U.S., INC.

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                       ENCORE COMPUTER INTERNATIONAL, INC.

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                       GOULD ELECTRONICS INC.

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

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                                   SCHEDULE I

                         ADDITIONAL EXCLUDED LIABILITIES

 1. All liabilities of the types described in Section 1.4(b) of the Agreement.

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                                   SCHEDULE II

                     SECTION 2.28 OF THE DISCLOSURE SCHEDULE

Encore Computer S.A.
Jurisdiction of Organization: Belgium
Authorized Capital Stock:
Capital Stock Owned by Seller:              20,000 (100% of outstanding)
Directors' Qualifying Shares:               None

Encore Computer Limited
Jurisdiction of Organization:  Canada
Authorized Capital Stock:
Capital Stock Owned by Seller:              100 (100% of outstanding)
Directors' Qualifying Shares:               None

Encore Informatique, S.A.
Jurisdiction of Organization:  France
Authorized Capital Stock:                   40,000
Capital Stock Owned by Seller:              39,999
Directors' Qualifying Shares:               1

Encore Computer GmbH
Jurisdiction of Organization:  Germany
Authorized Capital Stock:
Capital Stock Owned by Seller:              100% of outstanding
Directors' Qualifying Shares:               None

Encore Computer Sp.A
Jurisdiction of Organization: Italy
Authorized Capital Stock:
Capital Stock Owned by Seller:              90,000 (100% of outstanding)
Directors' Qualifying Shares:               None

Encore Computer Espana
Jurisdiction of Organization:  Spain
Authorized Capital Stock:
Capital Stock Owned by Seller:              1,000 (100% of outstanding)
Directors' Qualifying Shares:               None

Encore Computer Limited
Jurisdiction of Organization:  United Kingdom
Authorized Capital Stock:
Capital Stock Owned by Seller:              5,000 (100% of outstanding)
Directors' Qualifying Shares:               None

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                                  SCHEDULE III

                       DELETIONS FROM CONTINUING EMPLOYEES

                  Mindy Binkley
                  Anne Desantis
                  Lenette Diaz
                  Paul Ruepp
                  Jane Schachtman
                  Velda Wright

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                                   SCHEDULE IV

                              INTERCOMPANY ACCOUNTS

                                      None

                                      -14-